Exhibit 99.1
For Immediate Release
For more information, contact:
Anthony (Tony) Cristello
Standard Motor Products, Inc.
(972) 316-8107
investors@smpcorp.com

Standard Motor Products, Inc. Releases
First Quarter 2026 Results and Quarterly Dividend
•Strong first quarter net sales of $451.2 million up, 9.1% from last year, with increases in all segments

•Adjusted Q1 non-GAAP diluted earnings per share of $0.82 and adjusted EBITDA of $44.5 million vs.$0.81 and $42.8 million last year, respectively

•Reaffirming full-year guidance of low to mid-single digit sales growth and adjusted EBITDA margin of 11% - 12%

New York, NY, April 30, 2026......Standard Motor Products, Inc. (NYSE: SMP), a leading automotive parts manufacturer and distributor, reported today its consolidated financial results for the three months ended March 31, 2026.

Net sales for the first quarter of 2026 were $451.2 million, compared to consolidated net sales of $413.4 million during the same quarter in 2025. Earnings from continuing operations for the first quarter of 2026 were $18.3 million or $0.81 per diluted share, compared to earnings of $13.7 million or $0.61 per diluted share in the first quarter of 2025. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the first quarter of 2026 were $18.6 million or $0.82 per diluted share, compared to $18.0 million or $0.81 per diluted share in the first quarter of 2025.

Mr. Eric Sills, Standard Motor Products’ Chairman and Chief Executive Officer stated, “We are quite pleased with our performance in the first quarter. Sales for the quarter increased 9.1%, with all segments performing well, reflecting a continuation of the steady customer demand experienced throughout last year.
First Quarter Highlights:
North American Aftermarket Segments
•Vehicle Control sales increased 11.2% in the first quarter, largely on the strength of customer pipeline orders as they expand assortments to capture DIFM share. We continue to experience favorable demand, as evidenced by strong customer POS and reflective of the non-discretionary nature of our products. We also saw a nominal lift from pass-through tariff pricing.

•Temperature Control sales increased a modest 0.7%, against last year’s record first quarter, when sales were up 24%. As we enter our second quarter, we still have preseason orders left to ship as customers prepare for the upcoming summer selling season. While we are off to a strong start, including favorable customer POS, ultimately this seasonal business will be determined by the strength of the summer months.

Nissens
Nissens sales increased 12.4% to $74.4 million, driven by a stronger currency conversion. Our sales grew 2.7% in local currency against a difficult comparison. 2025 was marked by robust first half customer orders, while this year has returned to a more normal cadence. As we are now into our second year of ownership, we begin to look towards growth related to recently launched product categories and remain excited about the multitude of opportunities ahead.

Engineered Solutions
Sales in the Engineered Solutions segment showed solid growth of 12.6% over last year’s soft first quarter as demand continues to recover. Sales growth was aided by recovery in commercial vehicle and power sports end-markets, driven by ordering patterns with certain customers.

Profitability & Balance Sheet
Adjusted EBITDA for the quarter increased to $44.5 million, up from $42.8 million last year, driven by solid performance across our North American Aftermarket segments. Nissens EBITDA was negatively impacted by currency transaction losses on sourcing this quarter, and Engineered Solutions experienced temporary unfavorable manufacturing variances as well as certain inflationary headwinds.

From a balance sheet perspective, our cash flows and borrowings were in line with expectations. Total net debt at quarter-end stood at $599.4 million, primarily reflecting an increase over year-end due to seasonal working capital build as sales ramp-up each year during the first quarter. Importantly, our inventory declined slightly in the quarter as we were well prepared for sales orders coming into the year. Our net debt leverage increased modestly to 3.0x due to seasonal working capital build, and we continue to target reducing net debt levels to 2.0x adjusted EBITDA by the end of 2026.

2026 Guidance Update
Our outlook for the full year of 2026 reaffirms our expectation that sales growth will be in the low to mid-single digit range driven by ongoing tailwinds for professional grade non-discretionary products in the North American aftermarket, continuing momentum in our

European business, and an ongoing recovery in Engineered Solutions, offset by a lapping of both tariff pricing and the benefits of stronger currency conversion.

Further, we expect Adjusted EBITDA will be in a range of 11% -12%, aided by initiatives we have underway to drive ongoing profitability gains, partially offset by margin compression attributable to passing through tariffs at cost, which began in the second half of 2025. Note that our guidance excludes the impact of ongoing changes in the tariff landscape, or any significant inflationary impact from the conflict in the Middle East. We intend to address these pressures with our usual combination of cost savings and pricing programs.

Dividends
The Board of Directors has approved payment of a quarterly dividend of 33 cents per share on the common stock outstanding, which will be paid on June 1, 2026, to stockholders of record on May 15, 2026.

Closing Remarks
In closing, Mr. Sills commented, “We are off to a strong start to 2026 and are encouraged by the overall trends across our segments. While the near-term macroeconomic and tariff-related volatility persists, we continue to find ways to perform well in a challenging environment, and leverage our market leadership and the nondiscretionary nature of our products. We are excited about our global opportunities to drive growth and profitability and look forward to another year to deliver value to all our shareholders. I would like to thank our employees for their hard work and commitment to our continued success.”

Conference Call

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Thursday, April 30, 2026. This call will be webcast and can be accessed on our website at www.smpcorp.com and clicking on the SMP Q1'26 Earnings Call Webcast link. Investors may also listen to the call by dialing 800-267-6316 (domestic) or 203-518-9783 (international). The conference call ID code is SMP1Q2026. Our playback will be made available for dial in immediately following the call. For those choosing to listen to the replay by webcast, the link should be active on our website within 24 hours after the call. The playback number is 800-934-8340 (domestic) or 402-220-6993 (international).

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

Standard Motor Products, Inc.
Consolidated Statements of Operations

	Three Months Ended March 31,
(In thousands, except share and per share data, unaudited)	2026	2025
Net sales	$451,166	$413,379
Cost of sales	311,993	288,657
Gross profit	139,173	124,722
Selling, general and administrative expenses	104,837	99,845
Restructuring expenses	366	673
Other income, net	123	258
Operating income	34,093	24,462
Other non-operating income (loss), net	(1,279)	2,248
Interest expense	7,518	7,761
Earnings from continuing operations before income taxes	25,296	18,949
Provision for income taxes	6,826	5,069
Earnings from continuing operations	18,470	13,880
Loss from discontinued operations, net of income taxes	(1,185)	(1,139)
Net earnings	17,285	12,741
Net earnings attributable to noncontrolling interest	149	175
Net earnings attributable to SMP	$17,136	$12,566

Net earnings (loss) attributable to SMP
Continuing operations	$18,321	$13,705
Discontinued operations	(1,185)	(1,139)
Net earnings attributable to SMP per common share	$17,136	$12,566

Per common share data
Basic:
Continuing operations	$0.83	$0.63
Discontinued operations	(0.06)	(0.06)
Net earnings attributable to SMP per common share	$0.77	$0.57

Diluted:
Continuing operations	$0.81	$0.61
Discontinued operations	(0.06)	(0.05)
Net earnings attributable to SMP per common share	$0.75	$0.56

Dividend declared per common share	$0.33	$0.31

Weighted average number of common shares, basic	22,167,006	21,886,810
Weighted average number of common shares, diluted	22,719,732	22,319,868

Standard Motor Products, Inc.
Segment Revenues

	Three Months Ended March 31,

(in thousands, unaudited)	2026	2025
Vehicle Control
Engine Management (Ignition, Emissions and Fuel Delivery)	$141,087	$118,366
Electrical and Safety	57,866	58,319
Wire Sets and Other	14,886	15,657
Total Vehicle Control	213,839	192,342

Temperature Control
AC System Components	65,198	67,191
Other Thermal Components	24,306	21,692
Total Temperature Control	89,504	88,883

Nissens Automotive
Air Conditioning	26,273	27,166
Engine Cooling	31,451	27,773
Engine Efficiency	16,643	11,243
Total Nissens Automotive	74,367	66,182

Engineered Solutions
Light Vehicle	22,920	21,404
Commercial Vehicle	22,908	18,605
Construction/Agriculture	9,504	9,408
All Other	18,980	16,555
Total Engineered Solutions	74,312	65,972

Intersegment sales	(856)	—

Total	$451,166	$413,379

.

Standard Motor Products, Inc.
Segment Operating Profit

	Three Months Ended March 31,

(in thousands, unaudited; percentage of net sales)	2026		2025
Gross Margin
Vehicle Control	$68,165	31.9%	$62,161	32.3%
Temperature Control	28,652	32.0%	27,598	31.0%
Nissens Automotive	32,071	43.1%	27,838	42.1%
Engineered Solutions	10,285	13.8%	11,709	17.7%
All Other	—		—
Subtotal	$139,173	30.8%	$129,306	31.3%
Acquisition Expenses	—	—%	(4,584)	-1.1%
Gross Margin	$139,173	30.8%	$124,722	30.2%

Selling, General & Administrative
Vehicle Control	$47,962	22.4%	$43,835	22.8%
Temperature Control	18,058	20.2%	19,823	22.3%
Nissens Automotive	24,200	32.5%	20,254	30.6%
Engineered Solutions	8,556	11.5%	8,514	12.9%
All Other	6,059		6,856
Subtotal	$104,835	23.2%	$99,282	24.0%
Acquisition Expenses	2	—%	563	0.1%
Selling, General & Administrative	$104,837	23.2%	$99,845	24.2%

Operating Income
Vehicle Control	$20,203	9.4%	$18,326	9.5%
Temperature Control	10,594	11.8%	7,775	8.7%
Nissens Automotive	7,871	10.6%	7,584	11.5%
Engineered Solutions	1,729	2.3%	3,195	4.8%
All Other	(6,059)		(6,856)
Subtotal	$34,338	7.6%	$30,024	7.3%
Restructuring	(366)	-0.1%	(673)	-0.2%
Acquisition & Integration Expenses	(2)	—%	(5,147)	-1.2%
Other Income, Net	123	—%	258	0.1%
Operating Income	$34,093	7.6%	$24,462	5.9%

Standard Motor Products, Inc.
Reconciliation of GAAP and Non-GAAP Measures
(In thousands, except per share amounts, unaudited)	Three Months Ended
	March 31,
	2026	2025
Earnings from Continuing Operations Attributable To SMP
GAAP Earnings from Continuing Operations	$18,321	$13,705

Restructuring Expenses	366	673
Acquisition & Integration Expenses	2	5,147
Income Tax Effect Related To Reconciling Items	(96)	(1,513)
Non-GAAP Earnings from Continuing Operations	$18,593	$18,012

Diluted Earnings Per Share from Continuing Operations Attributable to SMP
GAAP Diluted Earnings Per Share from Continuing Operations	$0.81	$0.61
Restructuring Expenses	0.01	0.03
Acquisition & Integration Expenses	—	0.23
Income Tax Effect Related To Reconciling Items	—	(0.06)
Non-GAAP Diluted Earnings Per Share from Continuing Operations	$0.82	$0.81

Operating Income
GAAP Operating Income	$34,093	$24,462

Restructuring Expenses	366	673
Acquisition & Integration Expenses	2	5,147	Last Twelve Months Ended
Other Income, Net	(123)	(258)	March 31,		Year Ended
Non-GAAP Operating Income	$34,338	$30,024	2026	2025	December 31, 2025

EBITDA without Special Items
GAAP Earnings from Continuing Operations Before Taxes	$25,296	$18,949	$116,870	$79,567	$110,523

Depreciation and Amortization	11,315	10,267	44,896	34,379	43,848
Interest Expense	7,518	7,761	31,096	19,206	31,339
EBITDA	44,129	36,977	192,862	133,152	185,710

Restructuring Expenses	366	673	2,273	8,149	2,580
Acquisition & Integration Expenses	2	5,147	3,438	18,623	8,583
Customer Program Wind Down	—	—	4,067	—	4,067
Special Items	368	5,820	9,778	26,772	15,230

EBITDA without Special Items	$44,497	$42,797	$202,640	$159,924	$200,940
Management believes that Non-GAAP earnings from continuing operations and Non-GAAP diluted earnings per share from continuing operations which are attributable to SMP, and Non-GAAP operating income and EBITDA without special items, each of which are Non-GAAP measurements and are adjusted for special items, are meaningful to investors because they provide a view of the company with respect to ongoing operating results. Special items represent significant charges or credits that are important to an understanding of the company's overall operating results in the periods presented. Such Non-GAAP measurements are not recognized in accordance with generally accepted accounting principles and should not be viewed as an alternative to GAAP measures of performance.

Standard Motor Products, Inc.
Reconciliation of GAAP and Non-GAAP Measures by Segments
	Three Months Ended March 31, 2026
(In thousands, unaudited)	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	All Other	Consolidated
Operating Income
GAAP Operating Income	$19,613	$10,843	$7,873	$1,822	$(6,058)	$34,093

Restructuring Expenses	272	70	—	24	—	366
Acquisition & Integration Expenses	—	—	2	—	—	2
Other (Income) Expense, Net	319	(320)	(5)	(117)	—	(123)
Non-GAAP Operating Income	$20,204	$10,593	$7,870	$1,729	$(6,058)	$34,338

EBITDA without Special Items
GAAP Earnings from Continuing Operations Before Taxes	$17,877	$10,393	$1,361	$1,937	$(6,272)	$25,296

Depreciation and Amortization	4,297	808	3,266	2,594	350	11,315
Interest Expense	1,864	738	4,647	567	(298)	7,518
EBITDA	24,038	11,939	9,274	5,098	(6,220)	44,129

Restructuring Expenses	272	70	—	24	—	366
Acquisition & Integration Expenses	—	—	2	—	—	2
Special Items	272	70	2	24	—	368

EBITDA without Special Items	$24,310	$12,009	$9,276	$5,122	$(6,220)	$44,497
% of Net Sales	11.4%	13.4%	12.5%	6.9%		9.9%

	Three Months Ended March 31, 2025
(In thousands, unaudited)	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	All Other	Consolidated
Operating Income
GAAP Operating Income	$17,782	$7,900	$2,587	$3,176	$(6,983)	$24,462

Restructuring Expenses	526	136	—	20	(9)	673
Acquisition & Integration Expenses	—	—	5,011	—	136	5,147
Other Income, Net	18	(261)	(14)	(1)	—	(258)
Non-GAAP Operating Income	$18,326	$7,775	$7,584	$3,195	$(6,856)	$30,024

EBITDA without Special Items
GAAP Earnings from Continuing Operations Before Taxes	$17,046	$7,948	$(2,151)	$3,431	$(7,325)	$18,949

Depreciation And Amortization	3,669	778	2,987	2,500	333	10,267
Interest Expense	1,007	539	5,620	459	136	7,761
EBITDA	21,722	9,265	6,456	6,390	(6,856)	36,977

Restructuring Expenses	526	136	—	20	(9)	673
Acquisition & Integration Expenses	—	—	5,011	—	136	5,147
Special Items	526	136	5,011	20	127	5,820

EBITDA without Special Items	$22,248	$9,401	$11,467	$6,410	$(6,729)	$42,797
% of Net Sales	11.6%	10.6%	17.3%	9.7%		10.4%
Management believes that Non-GAAP operating income and EBITDA without special items, each of which are Non-GAAP measurements and are adjusted for special items, are meaningful to investors because they provide a view of the company with respect to ongoing operating results. Special items represent significant charges or credits that are important to an understanding of the company's overall operating results in the periods presented. Such Non-GAAP measurements are not recognized in accordance with generally accepted accounting principles and should not be viewed as an alternative to GAAP measures of performance.

Standard Motor Products, Inc.
Consolidated Balance Sheets

(In thousands, except share and per share data)	March 31, 2026	March 31, 2025	December 31, 2025
ASSETS	(Unaudited)	(Unaudited)
CURRENT ASSETS:
Cash	$59,207	$50,276	$72,031
Accounts receivable, less allowances for discounts and expected credit losses of $10,159 for 2026 and $7,157 and $10,043 for March and December 2025, respectively	312,961	280,795	232,020
Inventories	726,308	658,728	727,922
Prepaid expenses and other current assets	21,069	26,282	18,477
Total current assets	1,119,545	1,016,081	1,050,450

Property, plant and equipment, net of accumulated depreciation of $299,761 for 2026 and $279,885 and $300,283 for March and December 2025, respectively	186,442	174,636	188,562
Operating lease right-of-use assets	102,003	112,022	105,178
Goodwill	253,626	246,115	256,159
Customer relationships intangibles, net	204,526	212,378	212,056
Other intangibles, net	97,303	93,087	99,102
Deferred income taxes	25,599	14,064	25,384
Investments in unconsolidated affiliates	26,685	26,013	26,310
Other assets	32,570	31,695	32,040
Total assets	$2,048,299	$1,926,091	$1,995,241
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of revolving credit facility	$30,000	$4,350	$30,000
Current portion of term loan and other debt	19,370	18,876	21,988
Accounts payable	179,524	151,206	169,089
Sundry payables and accrued expenses	98,246	92,758	92,054
Accrued customer returns	63,710	66,087	49,554
Accrued rebates	75,924	73,050	84,494
Payroll and commissions	34,298	31,050	46,135
Total current liabilities	501,072	437,377	493,314

Long-term debt	609,250	627,329	566,727
Noncurrent operating lease liabilities	90,345	99,885	93,381
Accrued asbestos liabilities	109,783	29,135	112,625
Other accrued liabilities	30,270	79,928	30,932
Total liabilities	1,340,720	1,273,654	1,296,979
Commitments and contingencies
Stockholders’ equity:
Common stock – par value $2.00 per share (Authorized – 30,000,000 shares; issued 23,936,036 shares)	47,872	47,872	47,872
Capital in excess of par value	101,104	99,547	99,005
Retained earnings	599,276	581,174	589,448
Accumulated other comprehensive income	11,664	(13,655)	17,857
Treasury stock – at cost (1,690,616 shares in 2026 and 1,955,013 and 1,790,097 shares in March and December 2025, respectively)	(66,589)	(76,977)	(70,483)
Total SMP stockholders’ equity	693,327	637,961	683,699
Noncontrolling interest	14,252	14,476	14,563
Total stockholders’ equity	707,579	652,437	698,262
Total liabilities and stockholders’ equity	$2,048,299	$1,926,091	$1,995,241

Standard Motor Products, Inc.
Consolidated Statements of Cash Flows

(In thousands, unaudited)	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$17,285	$12,741
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	11,315	10,267
Amortization of deferred financing cost	278	327
(Decrease) increase to allowance for expected credit losses	(124)	1,614
Increase to inventory reserves	901	1,843
Equity income from joint ventures	(669)	(1,084)
Employee stock ownership plan allocation	822	675
Stock-based compensation	2,989	1,550
Increase in deferred income taxes	(980)	(16)
Loss on discontinued operations, net of tax	1,185	1,139
Change in assets and liabilities:
Increase in accounts receivable	(82,541)	(68,882)
Increase in inventories	(1,966)	(14,576)
(Increase) decrease in prepaid expenses and other current assets	(104)	1,438
Increase in accounts payable	11,419	957
Increase (decrease) in sundry payables and accrued expenses	1,524	(3,185)
Net change in other assets and liabilities	(3,263)	(5,028)
Net cash used in operating activities	(41,929)	(60,220)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(6,740)	(9,132)
Other investing activities	33	2,923
Net cash used in investing activities	(6,707)	(6,209)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of term loans	(3,938)	(3,853)
Net borrowings under revolving credit facilities	51,437	80,962
Net (repayments) borrowings of other debt and lease obligations	(3,531)	1,985
Purchase of treasury stock	(283)	—
Increase in overdraft balances	93	191
Dividends paid	(7,308)	(6,777)
Dividends paid to noncontrolling interest	(624)	—
Net cash provided by financing activities	35,846	72,508
Effect of exchange rate changes on cash	(34)	(229)
Net (decrease) increase in cash	(12,824)	5,850
CASH at beginning of period	72,031	44,426
CASH at end of period	$59,207	$50,276